EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PAMT CORP (the “Company”) on Form 10-Q for the period ending June 30, 2026 (the “Report”) as filed with the Securities and Exchange Commission, each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2026

/s/ Lance K. Stewart

Lance K. Stewart

President and Chief Executive Officer

(principal executive officer)

/s/ Daniel C. Kleine

Daniel C. Kleine

Sr. Vice-President-Finance, Chief Financial Officer and Treasurer

principal accounting and financial officer)